                                     BYLAWS

                                       OF

                                FORTIS BENEFITS
                               INSURANCE COMPANY
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                       FORTIS BENEFITS INSURANCE COMPANY

                                     INDEX

                                   ARTICLE I.

                                  STOCKHOLDERS

                                                                            Page

Sec. 1 Notice of Meetings                                                     1
Sec. 2 Annual Stockholders' Meetings                                          1
Sec. 3 Special Stockholders' Meetings                                         2
Sec. 4 Quorum and Adjournments                                                2
Sec. 5 Form of Proxy                                                          2

                                  ARTICLE II.

                               BOARD OF DIRECTORS

Sec. 1 Authority and Duties of Directors                                      2
Sec. 2 Special Meetings                                                       3
Sec. 3 Waiver of Notice of Special Meetings                                   3
Sec. 4 Action in Writing                                                      3
Sec. 5 Quorum                                                                 4
Sec. 6 Vacancies                                                              4

                                  ARTICLE III.

                                    OFFICERS

Sec. 1 Election and Removal                                                   4
Sec. 2 Number                                                                 4
Sec. 3 Duties of Chairman                                                     5
Sec. 4 Duties of President                                                    5
Sec. 5 Duties of Executive Vice President                                     5
Sec. 6 Duties of Vice President                                               5
Sec. 7 Duties of Secretary                                                    6
Sec. 8 Duties of Treasurer                                                    6
Sec. 9 Duties of Appointed Actuary                                            6
Sec. 10 Duties of Other Officers                                              6
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                                  ARTICLE IV.

                                 CAPITAL STOCK

                                                                            Page

Sec. 1 Certificates                                                           7
Sec. 2 Transfer                                                               7

                                   ARTICLE V.

                                   COMMITTEES

Sec. 1 Executive Committees                                                   7
Sec. 2 Other Committees                                                       8

                                  ARTICLE VI.

                                CORPORATE ACTIONS

Sec. 1 Dividends                                                              8
Sec. 2 Loaning Company's Moneys                                               8
Sec. 3 Borrowing Money                                                        8
Sec. 4 Depositories                                                           9

                                  ARTICLE VII.

                                 MISCELLANEOUS

Sec. 1 Fiscal Year                                                            9
Sec. 2 Corporate Seal                                                         9
Sec. 3 Nominees                                                               9
Sec. 4 Officers' and Employees' Bonds                                         9
Sec. 5 Indemnification of Directors and Officers                              9
Sec. 6 Voting Stock                                                           10
Sec. 7 Execution of Documents                                                 10
Sec. 8 Amendments                                                             10
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                                     BYLAWS

                                       OF

                       *FORTIS BENEFITS INSURANCE COMPANY

                                   ARTICLE I.

                                  STOCKHOLDERS

NOTICE OF MEETINGS

     **Section 1. Not less than fifteen (15) days prior to the time appointed for the holding of any stockholders' meetings, a notice thereof shall be given either in person or by mail addressed to each stockholder at his first known address, over the signature of an officer of the Company. In the case of an annual meeting, the said notice shall state that it is to be held for the election of directors and the transaction of such other business as may come before the meeting. In case of a special meeting of the stockholders, the notice shall state generally the nature of the business to be considered.

     Unless the Board of Directors shall otherwise determine, stockholders of record on the date of mailing shall be entitled to notice of any meeting, and stockholders of record on the date of any meeting shall be entitled to vote thereat.

     All business transacted at any meeting of the stockholders at which all of the stockholders are present, or the holding of which they shall have consented to in writing or by telegraph shall be valid, though no previous notice of such meeting be given.

ANNUAL STOCKHOLDERS' MEETINGS

     ***Section 2. The Annual Meeting of the Stockholders shall be held each year at the office of the Company in the City of Woodbury, Minnesota, or at such other place as may be designated.

     At said meeting the stockholders shall elect a Board of Directors consisting of not less than five (5) nor more than fifteen (15) members who shall hold office for one year or until their successors are elected and qualified. At such meeting there may be transacted any other business that may be brought before it.

     Should the annual election of directors not take place in any year on the day hereinbefore fixed therefor, for any reason whatever, such election may be held on such other day within six (6) months thereafter as may be appointed therefore by the Board of Directors, by giving notice thereof as in the case of the Annual Meeting.

  *Amended 1-1-92
 **Amended 12-21-84
***Amended 7-15-88; 4-1-93


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     An Annual Meeting of Stockholders may take place and the election of directors and other actions may be taken by an instrument in writing signed by all stockholders of record with or without prior written notice.

SPECIAL STOCKHOLDERS' MEETINGS

     Section 3. Special meetings of the stockholders may be held on call of the Board of Directors with notice of said meeting being given in the same manner as notice of an Annual Meeting.

QUORUM AND ADJOURNMENTS

     Section 4. At all annual or special meetings of the stockholders, the holders of a majority of the outstanding shares of the capital stock, whether present in person or by proxy, shall constitute a quorum for the transaction of business, but less than a majority may adjourn from time to time or sine die.

FORM OF PROXY

     Section 5. Any stockholder may be represented at any stockholders' meeting by written proxy or power of attorney signed by the stockholder and filed with the Secretary of the Company at any time prior to the opening of the meeting.

                                  ARTICLE II.

                               BOARD OF DIRECTORS

AUTHORITY AND DUTIES OF DIRECTORS

     *Section 1. The Board of Directors shall have authority and responsibility for the general management of the corporation in all those matters which are not reserved for action by the stockholders. Without limiting the generality of the foregoing, the Board shall have specific authority:

     A. To call special meetings of the stockholders when they deem it necessary, in the manner provided in these Bylaws.

     B. To make rules and regulations not inconsistent with the law, the Articles of Incorporation or the Bylaws of the Company.

     C. To incur such indebtedness as may be deemed necessary and to authorize the execution by the appropriate officers, in the name of the Company, of any required evidence of such indebtness.

*Amended 7-15-88


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It shall be the duty of the Board of Directors, without limiting the generality of the foregoing:

(1) To cause to be kept a complete record of all its meetings and acts, and also all proceedings of the meetings of the stockholders.

(2) To require the Secretary and the Treasurer and their assistants to keep full and accurate books and accounts and to prescribe the form and mode of keeping such books.

(3) To cause to be issued to the stockholders certificates of stock in the proportion to their several interests, not to exceed in the aggregate the authorized capital stock of the Company.

(4) To cause the monies of the Company to be safely kept and to determine the method of signing Company checks and orders for transfer or withdrawal of the funds of this Company on deposit with any bank in whatever form.

(5) To reserve, allot, or set aside such an amount in excess of the reserve required by law to be held and maintained as shall, in their judgement, be for the best interests of the Company.

(6) To adopt and exercise such plans and systems of insurance as they may deem necessary for the best interests of the Company.

SPECIAL MEETINGS

     Section 2. Special meetings of the Board of Directors may be called by the Chairman, the President, or any two (2) directors on written request to the Secretary stating the object of the meeting. Notices of special meetings of the Board of Directors, stating the time, date, place and object of the meeting, shall be given to each director either in person or by telephone, or by telegraph or mail addressed to each directors' last known address at least twenty-four (24) hours prior to the time of such meeting.

WAIVER OF NOTICE OF SPECIAL MEETINGS

     Section 3. All business transacted at any special meeting at which all the directors are either present, or to the holding of which they shall have consented in writing, or by telegraph, shall be valid, though no previous notice of such meeting be given.

ACTION IN WRITING

     *Section 4. Any action which may be taken by the Board of Directors or any Committee thereof, may be taken without a meeting if done in writing signed by all members of the Board of Directors or Committee.

*Amended 12-21-84


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QUORUM

     Section 5. A majority of the full Board of Directors shall constitute a quorum for the transaction of business, but less than a majority may adjourn from time to time or sine die. In case of adjournment to a subsequent date and hour, the Secretary shall give notice of the adjourned meeting in the manner provided by Section 2 of this Article.

VACANCIES

     *Section 6. The Board of Directors shall have the power to elect successors to fill up to three (3) vacancies that may occur in their own body, such successors to serve until the next annual meeting of the stockholders. If more than three (3) vacancies occur during any year, the remaining directors may call a Special Meeting of Stockholders to fill such additional vacancies or the remaining directors may continue to act so long as a quorum remains, but such directors, if less than a quorum, shall promptly call a special meeting of the stockholders to fill such additional vacancy or vacancies.

                                 **ARTICLE III.

                                    OFFICERS

ELECTION AND REMOVAL

     ***Section 1. The officers of the Company shall be elected to serve during the pleasure of the Board of Directors, except that the Chairman, if any, and the President shall be elected by the Board of Directors to serve for one year or until the election and qualification of their successors; and the Board of Directors may at any time create additional offices and define the duties thereof, or, with or without cause, abolish offices and remove the incumbents therefrom.

NUMBER

     Section 2. The Board of Directors shall elect a President, a Secretary, and a Treasurer, and may elect a Chairman, one or more Executive Vice Presidents, one or more Vice Presidents, an Appointed Actuary, and such additional officers as it may in its discretion determine. Any two (2) or more offices may be held by the same person, except that no person shall hold both the offices of Chairman and Secretary, and that no one person shall hold both the offices of President and Secretary.

  *Amended 12-21-84
 **Amended 5-1-99
***Amended 4-1-93


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DUTIES OF CHAIRMAN

     *Section 3. The Chairman shall be repsonsible for making recommendations concerning Company policy to the Board of Directors or the Executive Committee and presiding at meetings of Stockholders and the Board of Directors. The Chairman shall be consulted on major policy decisions and shall act in an advisory capacity in connection with the business of the corporation, and shall perform such other duties as may be specifically assigned by the Board of Directors.

DUTIES OF PRESIDENT

     *Section 4. The President shall be the Chief Executive Officer of the Company with general responsibility for the efficient, profitable management of the Company, and for designating the duties, powers and authority of all officers and employees of the Company. The President shall be a member of the Executive Committee and shall have the authority to delegate any of said duties.

     In the absence of the Chairman, the President shall assume the Chairman's duties.

     In the event of the inability of the President to act, the Executive Vice President with the greatest seniority in the Group Non-Medical business unit; otherwise the Executive Vice President with the greatest seniority in the Fortis Financial Group business unit, shall perform the duties and exercise the powers of the President until some person is appointed by the Board of Directors or the Executive Committee.

DUTIES OF EXECUTIVE VICE PRESIDENT

     **Section 5. The Executive Vice Presidents shall assist the President, and shall have specific accountability for the quality of performance in those areas of the Company's operations which the President shall designate. The Executive Vice President shall have such additional responsibilities as may be assigned by the Board of Directors or the President.

DUTIES OF THE VICE PRESIDENT

     Section 6. The Vice Presidents, one or more of whom may be elected in the discretion of the Board of Directors, shall have such duties as the Board of Directors or the President shall prescribe.

 *Amended 2-3-78; 4-1-93
**Amended 4-14-76; 4-1-93


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DUTIES OF THE SECRETARY

     *Section 7. The Secretary shall take charge of and affix the seal of the Company to all certificates of stock. The Secretary shall be present at all meetings of the Stockholders and of the Board of Directors, shall attend meetings of the Executive Committee and other committees as requested, shall keep a true and accurate record of all meetings in books provided for that purpose, and shall be the custodian of all the official corporate papers of the Company except those of a financial nature. In the absence of the Secretary, one or more Assistant Secretaries shall be appointed by the President to execute the foregoing duties. The Secretary shall perform such other assignments as may be made by the Board of Directors or the President.

DUTIES OF TREASURER

     *Section 8. The Treasurer shall be accountable, jointly with such other officer or officers as may be designated by the Board of Directors, or the President, for the safekeeping of all monies and securities of the Company, consistent with the rules adopted by the Board of Directors therefor. The Treasurer shall keep a complete reocrd of all investments, mortgages and securities and shall attend to the collection of payments and interest due theron, shall keep the Company's monies deposited in the name of the Company unless the Board of Directors shall direct otherwise, control the amount of bank balances in each depository of the Company, and shall have such other responsibility as may be assigned by the Board of Directors or the President. In the absence of the Treasurer, one or more Assistant Treasurers shall be appointed by the President to execute the foregoing duties.

DUTIES OF APPOINTED ACTUARY

     Section 9. The Appointed Actuary shall be responsible for the valuation of liabilities, monitoring the adequacy of the reserves and the annual asset adequacy analysis. The Appointed Actuary shall assist with the financial reporting and annual and quarterly statement preparation and review, and shall have such other duties as may be assigned by the Board of Directors or the President. The Appointed Actuary shall meet the qualification standards established by the American Academy of Actuaries.

DUTIES OF OTHER OFFICERS

     Section 10. The Other Officers, who may be elected in such number and with such titles as the Board of Directors may in its discretion determine, shall have such duties as the Board of Directors or the President shall prescribe.

Previous Sections 10, Duties of General Counsel & 11, Duties of Medical Director, were deleted in their entirety, effective May 1, 2000.

*Amended 4-1-93


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                                  ARTICLE IV.

                                 CAPITAL STOCK

CERTIFICATES

     Section 1. The certificates of capital stock of the Company shall be number in progression, and they shall exhibit the name or names of the person or persons owning the shares represented thereby, the number of shares for which they are issued, the name of the state in which the Company is organized, the name of the Company, and shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary under the corporate seal of the Company.

TRANSFER

     Section 2. Shares of capital stock of the Company may be transferred at any time by the holder or by an attorney legally constituted or by a legal representative of the holder. No transfer shall be valid except between the parties thereto until entered in proper form on the books of the Company. Surrendered certificates shall be canceled by the Secretary and shall be placed in the certificate book opposite the memorandum of the issue of that certificate before a new certificate shall be issued in lieu thereof.

                                   ARTICLE V.

                                   COMMITTEES

EXECUTIVE COMMITTEE

     *Section 1. There shall be an Executive Committee of the Corporation, the membership of which shall be appointed by the Board of Directors and consist of not less than two (2) members nor more than three (3) members; that attendance by any two members of the Executive Committee shall constitute a quorum necessary and sufficient to transact business; that the act of any such two members shall be the act of the Executive Committee; that notice of each meeting of the Executive Committee shall be given by the Chairman of the Executive Committee as provided for notice of the meetings of the Board of Directors of the Corporation and a written waiver of notice signed by a member, whether executed before or after the meeting, shall be deemed equivalent to notice;
that attendance and participation in the meeting may take place by conference telephone or similar communications equipment by means of which all persons participating can hear each other; and that any meeting of the Committee may only be called by or at the request of the Chairman of the Executive Committee.

*Amended 1-1-91; 4-1-95


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     The Executive Committee shall have and may exercise, when the Board of
Directors is not in session, to the fullest extent permitted by the corporation laws of the State of Minnesota, all of the powers of the Board of Directors in the management of the business and affairs of the Corporation.

     Without limiting any powers of the Executive Committee, the Executive Committee shall specifically act as a Nominating Committee for the purpose of nominating persons to fill vacancies on the Board of Directors, whether such vacancy be created by resignation, removal, or expiration of term of office of an existing director, increase in number of directors or otherwise.

     The Chairman of the Executive Committee is appointed by the Board of Directors and is authorized to call and preside over meetings of such Committee.

OTHER COMMITTEES

     Section 2. Additional standing committees may be created as desired or required for specific purposes at any time by action of the Board of Directors.

                                  *ARTICLE VI.

                               CORPORATE ACTIONS

DIVIDENDS

     Section 1. The Board of Directors may declare dividends on the stock issued and outstanding from any source as permitted by the laws of Minnesota.

LOANING COMPANY'S MONIES

     Section 2. The Company shall not loan any of its funds to any officer, Director or member of any committee passing on investments.

BORROWING MONEY

     Section 3. The Board of Directors may authorize its officers to negotiate and borrow money with such limitations as the Board of Directors may from time to time determine, and within such limitations, such duly authorized officers may execute, in the name of the Company, its bonds, notes or other suitable obligations therefor, and to secure the payment thereof, may mortgage its income, rights or property, whether real, personal or both.

*Amended 12-21-84


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DEPOSITORIES

     Section 4. All monies, checks and evidences of money received by or belonging to this Company shall be deposited to the credit of the Company in such banks or trust companies as may be designed pursuant to authority of the Board of Directors.

                                  ARTICLE VII.

                                 MISCELLANEOUS

FISCAL YEAR

     Section 1. The fiscal year of the Company shall end at December 31 of each year.

CORPORATE SEAL

     *Section 2. The corporate seal of this Company shall be a circular die, around the edge of which shall appear the words, "Fortis Benefits Insurance Company," and in the center of which shall appear the words, "Corporate Seal."

NOMINEES

     Section 3. The Board of Directors may by resolution, if permitted under the applicable laws of the State of Minnesota, authorize the establishment or designation of a nominee or nominees for the purpose of registering securities owned by the Company in the name of such nominee or nominees rather than in the Company's name. Upon such establishment or designation, shares of stock and other securities owned by this Company may be registered in the name of such nominee or nominees.

OFFICERS' AND EMPLOYEES' BONDS

     Section 4. The officers and the employees of the Company shall give the bonds for the faithful performance of their duties when so required, and in such forms as from time to time may be determined by the Board of Directors.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     *Section 5. The Company shall indemnify (including therein the prepayment of expenses) any person who is or was a director, officer or employee, or who is or was serving at the request of the Company as a director, officer of employee of another corporation, partnership, joint venture, trust or other enterprise for expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him with respect to any threatened, pending, or completed action, suit or proceedings against him by reason of the fact that he is or was such a director, officer or employee to the extent and in the manner permitted by law.

*Amended 1-1-92


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     The Company may also, to the extent permitted by law, indemnify any other person who is or was serving the Company in any capacity. The Board of Directors shall have the power and authority to determine who may be indemnified under this paragraph and to what extent (not to exceed the extent provided in the above paragraph) any such person may be indemnified.

     The Company may purchase and maintain insurance on behalf of any such person or persons to be indemnified under the provision in the above paragraphs against any such liability to the extent permitted by law.

VOTING STOCK

     Section 6. The President or the Treasurer, or a proxy appointed by either of them, unless some other person or persons shall be appointed by the Board of Directors, may vote shares of stock in another corporation owned by the Company.

EXECUTION OF DOCUMENTS

     *Section 7. Policies of insurance issued by the Company shall be signed by the President or a Vice President and by the Secretary or other officer of the Company. Both signatures may be facsimiled, engraved or printed. All other contracts shall be signed by an officer of the Company. The President, a Vice President or the Treasurer shall execute the transfer and assignment of any and all securities owned by the Company.

AMENDMENTS

     Section 8. These Bylaws may be amended by a majority vote of the stockholders at their Annual Meeting, or at any other meeting called for that purpose.

*Amended 4-1-93; 1-1-94; 4-1-95; 5-1-99; 8-1-00


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I, Katherine L. Greenzang, Secretary of the Fortis Benefits Insurance Company of
Minnesota, do hereby certify that the foregoing Bylaws are a true and correct copy of the Bylaws as of October 15, 2001.

FORTIS BENEFITS INSURANCE COMPANY


/s/ Katherine L. Greenzang
--------------------------
Katherine L. Greenzang

Dated: 10/17/2001
       ----------

Subscribed and sworn to before me this
17 day of October, 2001.
--


/s/ Lisa P. Richter
-------------------
Notary Public

[NOTARY PUBLIC SEAL]


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